AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER
XX, 1999



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


MASTERPIECE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

                                      UTAH
         (State or other jurisdiction of incorporation or organization)
91-1793053
(IRS Employer Identification Number)

455 WARDS CORNER ROAD, SUITE 700
LOVELAND, OHIO, 45140
(Address of principal executive offices)

NEWELL D. CRANE, B.S., M.B.A., PH.D.
MASTERPIECE TECHNOLOGY GROUP, INC.
455 WARDS CORNER ROAD, SUITE 700
LOVELAND, OHIO, 45140
(Name and address of agent for service)

(513) 831-6647
(Telephone number, including area code of agent for service)

CONSULTING AGREEMENT
(Full title of the Plan)


COPY TO:
Robert L. Sonfield, Jr.
Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas 77056-1913

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
--
                                                                                   PROPOSED MAXIMUM     PROPOSED
MAXIMUM
TITLE OF SECURITIES      AMOUNT TO        OFFERING PRICE   AGGREGATE
AMOUNT OF
TO BE REGISTERED          BE REGISTERED    PER SHARE (1)    OFFERING  PRICE (1)
REGISTRATION
FEE
----------------------------------------------------------------------------------------------------------------------
--
Common Stock,
$.001 par value                    72,683                       $3.00.                     $218,049               $57.56
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.




MASTERPIECE TECHNOLOGY GROUP, INC.

     CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B

             FORM S-8 ITEM NUMBER AND CAPTION                 CAPTION IN PROSPECTUS
             --------------------------------------                                       -------- ---------------------
1.  Forepart of Registration Statement and Outside Front              Facing Page of Registration
Statement and
     Cover Page of Prospectus                                                         Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of                          Inside Cover Page of
Prospectus and Outside
     Prospectus                                                                                Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                    Not Applicable
     Earnings to Fixed Charges

4.  Use of Proceeds                                                                       Not Applicable

5.  Determination of Offering Price                                               Not Applicable

6.  Dilution                                                                                   Not Applicable

7.  Selling Security Holders                                                         Not Applicable

8.  Plan of Distribution                                                                Not Applicable

9.  Description of Securities to be Registered                               Consulting Agreement

10.  Interest of Named Experts and Counsel                                 Not Applicable

11.  Material Changes                                                                  Not Applicable

12.  Incorporation of Certain Information by Reference              Information Incorporated by
Reference

13.  Disclosure of Commission Position on                                 Indemnification
     Indemnification for Securities Act Liabilities





PROSPECTUS


MASTERPIECE TECHNOLOGY GROUP, INC.
72,683 Shares of Common Stock
($.001 Par Value)

     This Prospectus is part of a Registration Statement which registers an aggregate 72,683 shares of common stock, $.001 par value, common stock of Masterpiece Technology Group, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

     NAME                                         NUMBER OF SHARES

     Morris Gorelick                              20,000
     Philip Weiss                                      5,000
     James Parsons                                 25,000
     David Leytze                                    5,928
     William Coyne                                16,755

     On November 30, 1999 Consulting Agreements were entered into with Morris Gorelick, Philip Weiss, James Parsons, David Leytze, and William Coyne ("Advisors") pursuant to consulting agreements (the "Consulting Agreements"). The Company has been advised by Advisors that it may sell all or a portion of its shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A
CRIMINAL
OFFENSE.


     This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


THE DATE OF THIS PROSPECTUS IS November 30, 1999.




TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................1
INFORMATION INCORPORATED BY
REFERENCE..................................................................1
THE COMPANY................................................................2
CONSULTING AGREEMENT.......................................................2
Restrictions Under Securities Laws.........................................3
DESCRIPTION OF CAPITAL STOCK...............................................3
Common Stock...............................................................3
Registrar and Transfer.....................................................3
Dissenters' Rights.........................................................4
Preferred Stock............................................................4
LEGAL MATTERS..............................................................4
STATEMENT OF INDEMNIFICATION...............................................4

AVAILABLE INFORMATION

Masterpiece Technology Group, Inc., (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 72,683 shares of the Company's Common Stock, which will be issued to ("Advisors") as consultants of the Company pursuant to written consulting agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


INFORMATION INCORPORATED BY REFERENCE

     The Company filed an amendment to the Annual Report on Form 10-K on September 10, 1998. The Company's Form 8-K, Item 5, Other Events, filed October 1, 1998. The Company filed an amendment to the Form 10-Q on October 16, 1998. The Company's Quarterly Report on Form 10-Q dated November 24, 1998 for the quarter ended September 30, 1998. The Company's Quarterly Report on Form 10-Q dated March 5, 1999 for the quarter ended December 31, 1998. The Company's Form S-8 was filed March 11, 1999. The Company's Form 8-K,
Item 5, Other Events, filed June 10, 1999. The Company's Form 8-K, Item 5, Other Events, filed July 29, 1999. The Company filed the Annual Report on Form 10-K on November 12, 1999 for the fiscal year ending March 31, 1999.
The Company's Quarterly Report on Form 10-Q dated November 22, 1999 for the quarter ended June 30, 1999. The Company's Quarterly Report on Form 10-Q dated November 22, 1999 for the quarter ended September 30, 1999.
The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO
EACH PERSON
TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST
OF SUCH
PERSON,
A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN
EXHIBITS TO
SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. NEWELL D.
CRANE, B.S.,
M.B.A., PH.D., CEO, MASTERPIECE TECHNOLOGY GROUP, INC., 455 WARDS
CORNER
ROAD, SUITE 700, LOVELAND, OHIO, 45140, TELEPHONE NUMBER (513) 831-6647.



1



THE COMPANY

     Masterpiece Technology Group, Inc. (the "Company") is a Utah Corporation. Prior to October 31, 1997, the Company was a Washington corporation with offices located in Bellevue and Tacoma, Washington. On October 31, 1997, the Company merged in a reverse merger transaction into a publicly held company by the name of US Mining Company, Inc., a Washington corporation. Upon closing this transaction on November 15, 1997, US Mining Company, Inc. changed its name to Global Digital Information, Inc. The Board of Directors of US Mining (now The Company) resigned, and the shareholders elected a new Board of Directors of the Company. The Company changed its name to Masterpiece Technology Group,
Inc. on June 11, 1999. The Company subsequently merged with Masterpiece
Medical, a Delaware company on June 22, 1999. The current officers of the Company were reappointed by the Board of Directors.

     The Company designs, develops, markets and supports medical document management systems and personal productivity software which facilitates the recording, imaging, manipulation, distribution and storage of paper-based medical information and other information on personal and network computers using Microsoft Windows and Windows NT operating systems.

     The Company's products use peripherals and applications commonly found on personal and network computers that transform the PC into a personal and network paper-free office management and productivity software system for large or small office or home office ("SOHO") medical professionals. Through the use of multimedia databases, the Company's applications convert paper documents to digital information for electronic filing, faxing, editing scanning, printing, sending and retrieving of paper-based documents by electronic mail. All of the Company's applications employ scanning and image compression engines that convert scanned or faxed documents and images to editable text compatible with most word processors and desktop publishers.

     The Company's Common Stock trades on the OTC Bulletin Board under the symbol MPTG.

     The Company's address is 455 Wards Corner Road, Suite 700, Loveland, Ohio, 45140. Its telephone number is (513) 831-6647. Its fax number is (513) 831-5633.


2



CONSULTING AGREEMENT

     On November 30, 1999 the Company entered into Consulting Agreements with Morris Gorelick, Philip Weiss, James Parsons, David Leytze, and William Coyne pursuant to which the Company agreed to issue 72,683 shares of Common Stock of the Company. Under the terms of the Consulting Agreements, with Morris Gorelick, Philip Weiss, James Parsons, David Leytze, and William Coyne will provide (i) advice to the Board, from time to time as it may request, on matters relating to legal , medical , financial subjects and acquisition of various companies in Canada and the United States, and (ii) prepare and deliver to the Board reports related to their area of expertise, a valuation, a fairness opinion, participate in negotiations pertaining to the consideration to be offered to the holders of the Common Stock in connection with the Offer and such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board. The term of the Consulting Agreements began on November 30, 1999 and will end on November 30, 2000 unless sooner terminated as provided therein.

RESTRICTIONS UNDER SECURITIES LAWS

     The sale of any shares of Common Stock acquired under the Consulting Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration
Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. The foregoing is not intended to be a complete statement of applicable law and each shareholder should rely on his, her or its own legal counsel with respect thereto.


DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON STOCK

     As of November 30, 1999, approximately 4,069,575 shares of Common Stock were outstanding.

     VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

     LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR AND TRANSFER AGENT

     The Company's registrar and transfer agent is American Securities Transfer & Trust, 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 and their telephone number is (303) 986-5400.


3



DISSENTERS' RIGHTS

     Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

     The Company is also authorized to issue 10 million shares of Preferred Stock. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

LEGAL MATTERS

     The legality of the securities offered hereby is being passed upon for the Company by Sonfield & Sonfield, Houston, Texas, counsel to the Company.

STATEMENT OF INDEMNIFICATION

     Pursuant to Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


4



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed in (a) and (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) Amendment to the Annual Report on Form 10-K on September
     10, 1998. The Company's Form 8-K, Item 5, Other Events, filed October
     1, 1998. The Company filed an amendment to the Form 10-Q on October 16, 1998. The Company's Quarterly Report on Form 10-Q dated November 24,
     1998 for the quarter ended September 30, 1998. The Company's Quarterly Report on Form 10-Q dated March 5, 1999 for the quarter ended December
     31, 1998. The Company's Form S-8 filed March 11, 1999. The Company's
     Form 8-K, Item 5, Other Events, filed June 10, 1999. The Company's Form 8-K, Item 5, Other Events, filed July 27, 1999. The Company filed the Annual Report on Form 10-K on November 12, 1999 for the fiscal year ending March 31, 1999. The Company's Quarterly Report on Form 10-Q dated
     November 22, 1999 for the quarter ended June 30, 1999. The Company's Quarterly Report on Form 10-Q dated November 22, 1999 for the quarter ended September 30, 1999. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-K referred to in (a) above.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution provides that:

Section 16-10A-901 THRU 16-10A-909. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

     Section 16-10A-901

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3) "Expenses" include counsel fees.


5



     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

     (5) "Officer," "employee," "fiduciary," and "agent" include any person who, while serving the indicated relationship to the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the corporation's request if that person's duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons.

     (6)  (a)  "Official capacity" means:

     (i) when used with respect to a director, the office of director in a corporation; and

     (ii) when used with respect to a person other than a director, as contemplated in Section 16-10a-907, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by him on behalf of the corporation.

     (b) "Official capacity" does not include service for any other foreign or domestic corporation, other person, or employee benefit plan.

     (7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 16-10A-902

     (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

     (a)      his conduct was in good faith; and

     (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

     (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or


6



not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 16-10A-903

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     Section 16-10A-904

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902;

     (b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

     (2) The undertaking required by Subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 16-10a-906.

     Section 16-10A-905

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

     (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and

     (2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

     Section 16-10A-906


7



     (1) A corporation may not indemnify a director under Section 16-10a-902 unless authorized and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 16-10a-902. A corporation may not advance expenses to a director under
Section 16-10a-904 unless authorized in the specific case after the written affirmation and undertaking required by Subsections 16-10a-904(1)(a) and (b) are received and the determination required by Subsection 16-10a-904(1)(c) has been made.

     (2)  The determinations required by Subsection (1) shall be made:

     (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

     (b) if a quorum cannot be obtained as contemplated in Subsection (2)(a), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee;

     (c)  by special legal counsel:

     (i) selected by the board of directors or its committee in the manner prescribed in Subsection (a) or (b);
     or

     (ii) if a quorum of the board of directors cannot be obtained under Subsection (a) and a committee cannot be designated under Subsection (b), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

     (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

     (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

     (4) Unless authorization is required by the bylaws, authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of expenses is permissible is made by special legal counsel, authorization of indemnification and advance of expenses shall be made by a body entitled under Subsection (2)(c) to select legal counsel.

     Section 16-10A-907

     Unless a corporation's articles of incorporation provide otherwise:

     (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

     (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

     (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if


8



     provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 16-10A-908

     A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     Section 16-10A-909

     (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director inconnection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

     (b) Section 16-7-3 of the Utah Code and Constitution provides that:

SECTION 16-7-3.  CONTENTS OF ARTICLES OF INCORPORATION

     The articles of incorporation shall specify:

     (1) The name of the corporation by which it shall be known.

     (2) The object of the corporation.

     (3) The estimated value of the property at the time of the making of articles of incorporation.

     (4) The title of the person making such articles.

     (c) Article Eight of Registrant's Articles of Incorporation provides:

     No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Utah expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item 8:  EXHIBITS

   The following documents are filed as Exhibits to this Registration Statement:


9

     4 -- Consulting Agreements with with Morris Gorelick, Philip Weiss, James Parsons, David Leytze, and William Coyne.

     5 -- Opinion of Sonfield & Sonfield as to the validity of the shares being registered.

     24.1 -- Consent of Sonfield & Sonfield (included in Exhibit 5)

     25 -- Power of Attorney (following signature page of
     Registration Statement)

Item 9:  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



10



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on the xx day of December, 1999.

MASTERPIECE TECHNOLOGY GROUP, INC. MASTERPIECE TECHNOLOGY GROUP,
INC..



By /s/ Newell D. Crane   By: /s/ Margaret F. Crane

Newell D. Crane, B.S., M.B.A., Ph.D.,    Margaret F. Crane, M.B.A.
and Chief Executive Officer    Vice President



11


EXHIBIT 5

S O N F I E L D & S O N F I E L D
A PROFESSIONAL CORPORATION


LEON SONFIELD (1865-1934)                    ATTORNEYS AT LAW         NEW YORK
GEORGE M. SONFIELD (1899-1967)                                   LOS ANGELES
ROBERT L. SONFIELD (1893-1972)     770 SOUTH POST OAK LANE     WASHINGTON,
D.C.
       ________________                         HOUSTON, TEXAS 77056
FRANKLIN D. ROOSEVELT, JR. (1914-1988)        EMAIL:SONFIELD@FLASH.NET
                                             TELECOPIER (713) 877-1547
ROBERT L. SONFIELD, JR.                                  _____
MANAGING DIRECTOR                             TELEPHONE (713) 877-8333


December 15, 1999
Board of Directors
Masterpiece Technology Group, Inc.
455 Wards Corner Road, Suite 700
Loveland, Ohio, 45140

Dear Gentlemen:

     In our capacity as counsel for Masterpiece technology Group, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 72,683 shares of common stock pursuant to the Consulting Agreements as set out and described in the Company's Registration Statement on Form S-8
(File No. ____-________) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Utah;

     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Utah with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

     (3) The maximum of 72,683 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,

/s/ Sonfield & Sonfield

SONFIELD & SONFIELD



EXHIBIT 25

POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Newell D. Crane, B.S., M.B.A., Ph.D. as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                          CAPACITY                         DATE
/s/ Newell D. Crane                Director                   November 30, 1999
----------------------------
Newell D. Crane, B.S., M.B.A., Ph.D.


/s/ William Coyne                  Director                   November 30, 1999
----------------------------
William Coyne, M.D..


/s/ Morris Gorelick                Director                   November 30, 1999
----------------------------
Morris Gorelick


/s/ Dave Leytze                   Director                    November 30, 1999
----------------------------
Dave Leytze, B.A., M.B.A.


/s/ Margaret Crane                Director                    November 30, 1999
----------------------------
Margaret  Crane, M.B.A.


/s/ G. Richard Gressett           Director                    November 30, 1999
----------------------------
G. Richard Gressett,  B.S.,.


/s/ Robin Hirschfield             Director                    November 30, 1999
----------------------------
Robin Hirschfield, B.A.